Exhibit 23.1
Consent of Independent Certified Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 8, 2009 in Amendment No. 1 to the Registration Statement (Form S-11 No. 333-162067) and related Prospectus of Walter Investment Management Corp. dated October 8, 2009.
/s/ Ernst & Young LLP
Tampa, Florida
October 7, 2009